UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

REXNORD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

247 Freshwater Way, Suite 300 Milwaukee, Wisconsin (Address of principal executive offices)	53204 (Zip Code)

(414) 643-3739
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 16, 2016, Chase Acquisition I, Inc., RBS Global, Inc. (“RBS”), Rexnord LLC (together with RBS, the “Borrowers”) and certain other domestic subsidiaries of Rexnord Corporation (“Rexnord”) entered into an Incremental Assumption Agreement (the “Incremental Assumption Agreement”) with Credit Suisse AG, as administrative agent, and with Credit Suisse AG, Cayman Islands Branch, as the refinancing term lender, relating to the Third Amended and Restated First Lien Credit Agreement, dated as of August 21, 2013, among Chase Acquisition I, Inc., the Borrowers, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent (the “Existing Agreement”).

The Incremental Assumption Agreement provides for a new term loan in the aggregate principal amount of approximately $1.6 billion (the “Term Refinancing Loan”). The proceeds of the Term Refinancing Loan were used to repay in full the aggregate principal amount of existing term loans outstanding under the Existing Agreement. As part of the Incremental Assumption Agreement, the parties amended the Existing Agreement to make certain other modifications thereto related to the Term Refinancing Loan, including to introduce standard terms required by EU Bail-In legislation.

The Term Refinancing Loan has a maturity date of August 21, 2023. The borrowings under the Term Refinancing Loan bear interest at either the London Interbank Offered Rate or LIBOR (subject to a 1% floor) plus an applicable margin of 2.75% (which was reduced from 3.0%) or at an alternative base rate plus an applicable margin of 1.75% (which remained unchanged). The maturity date and interest rate with respect to the existing $265 million revolving credit facility under the Existing Agreement are unchanged by the Incremental Assumption Agreement.

The summary of the financing arrangements described above is qualified in its entirety by reference to the copy of the Incremental Assumption Agreement that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1
Incremental Assumption Agreement, dated as of December 16, 2016, among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC, certain domestic subsidiaries of Rexnord LLC, Credit Suisse AG, Cayman Islands Branch and Credit Suisse AG, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 16th day of December, 2016.

REXNORD CORPORATION

By:	/S/ Mark W. Peterson
Mark W. Peterson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Incremental Assumption Agreement, dated as of December 16, 2016, among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC, certain domestic subsidiaries of Rexnord LLC, Credit Suisse AG, Cayman Islands Branch and Credit Suisse AG, as administrative agent.